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                                                                     Exhibit 5.1

                                March 20, 1995

FSI International, Inc.
322 Lake Hazeltine Drive
Chaska, MN 55318

      Re: Registration on Form S-4 of 1,800,000 Shares of Common Stock, no par value, of FSI International, Inc.
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Gentlemen:

          We have acted as counsel to FSI International, Inc., a Minnesota corporation ("FSI"), in connection with the registration by FSI under the Securities Act of 1933, as amended (the "Securities Act"), of 1,800,000 shares of its Common Stock, no par value (the "Shares"). The Shares are being registered pursuant to a Registration Statement on Form S-4 (as hereinafter amended or supplemented, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") and are being issued pursuant to the Agreement and Plan of Reorganization, dated as of February 5, 1996 (the "Merger Agreement"), by and among FSI, Spectre Acquisition Corp., a California corporation and wholly owned subsidiary of FSI ("Merger Sub"), and Semiconductor Systems, Inc., a California corporation ("SSI").

          We have examined such documents, records and matters of law as we have deemed necessary for the purposes of this opinion, and based thereupon, we are of the opinion that the Shares to be issued upon the merger of Merger Sub with and into SSI are duly authorized and, upon the filings intended to effect the merger of Merger Sub with and into SSI in accordance with the Merger Agreement and the laws of the State of California, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of the foregoing opinion as an exhibit to the Registration Statement filed by FSI to effect the registration of the Shares and the reference to our Firm under the caption "Legal Opinions" in the prospectus constituting a part of the Registration Statement.


                                               Very truly yours,


                                               Faegre & Benson LLP